Exhibit 5.1

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
Robert V. P. Waterman, Jr.
R. Scott Van Vooren
Richard A. Davidson
Michael P. Byrne
Edmund H. Carroll
Theodore F. Olt III
Jeffrey B. Lang
Judith L. Herrmann
Robert B. McMonagle
Joseph C. Judge
Jason J. O'Rourke
Troy A. Howell
Mikkie R. Schiltz
Diane E. Puthoff
Wendy S. Meyer
Ian J. Russell
Benjamin J. Patterson
Douglas R. Lindstrom, Jr.
Abbey C. Furlong
Samuel J. Skorepa
Kurt P. Spurgeon
Joshua J. McIntyre
Brett R. Marshall
Kyle R. Day
220 North Main Street, Suite 600 Davenport, Iowa 52801-1953 Telephone (563) 324-3246 Fax (563) 324-1616 February 10, 2020
Timothy B. Gulbranson
Alexander C. Barnett
Eric M. Hartmann
Maegan M. Gorham
Courtney M. Brokloff
Grace E. Mangieri
Spencer M. Willems*

Registered Patent Attorney
Kathryn E. Cox*

Of Counsel
Thomas N. Kamp*
C. Dana Waterman III*
James A. Mezvinsky*
David A. Dettmann*
Terry M. Giebelstein
Diane M. Reinsch
Courtney M. Kay-Decker

Admitted in Iowa and Illinois

   *Only Admitted in Iowa

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Lee Enterprises, Incorporated
4600 E. 53rd Street
Davenport, IA 52807

RE: Lee Enterprises, Incorporated
       Registration Statement on Form S-3
       File No. 333-________________

Ladies and Gentlemen:

We are acting as counsel to Lee Enterprises, Incorporated, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”), filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration and proposed public offering of up to $750,000,000 in aggregate amount of one or more series of the following securities (collectively, the “Securities”): (i)  shares of common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) debt securities, in one or more series (the “Debt Securities”); (iv) depository shares representing a fractional interest of a share of a particular class or series of Preferred Stock (the “Depository Shares”) deposited pursuant to a deposit agreement, by and among the preferred stock depositary to be selected by the Company (the “Depositary”), the holders of such shares and the Company, which may be evidenced by the depositary receipts issued by the Depositary (the “Depositary Agreement”); (v) warrants permitting holders to purchase upon exercise Debt Securities, Common Stock or Preferred Stock (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities or Depositary Shares (“Subscription Rights”) which will be issued under one or more subscription agreements (each a “Subscription Rights Agreement”) and evidenced by subscription certificates and administered by a subscription agent to be selected by the Company (the “Subscription Agent”) (each, a “Subscription Certificate”), and (vii) units (the “Units”) that will be issued under one or more unit agreements (each, a “Unit Agreement”). The Securities may be offered and sold from time to time and on a delayed or continuous basis, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.  In connection with the Registration Statement, you have requested our opinion with respect to the matters set forth below.

For purposes of this opinion letter,  we have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other agreements, instruments and documents as we have deemed relevant and necessary to form a basis upon which to render the opinions set forth below. In our examination, we have assumed the legal power and authority of all persons signing on behalf of other parties,  the genuineness of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, public officials and others. We have not independently verified such factual matters.

Lee Enterprises, Incorporated
February 10, 2020

We have also assumed that (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (ii) an appropriate prospectus supplement with respect to the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be prepared, delivered and timely filed with the Commission; (iii) the issuance, sale and definitive terms of any Securities to be offered from time to time shall have been duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee thereof (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s Amended and Restated Certificate of Incorporation, as amended or supplemented (“Articles of Incorporation”), and bylaws, as amended, and applicable provisions of Delaware law, in a manner that does not violate any applicable law, public policy or agreement or instrument then binding on the Company, will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and will not otherwise impair the legal or binding nature of the obligations represented by the applicable Securities and such Board Action shall remain in effect and unchanged at all times during which such Securities are offered by the Company; (iv) upon the issuance of Common Stock, including Common Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles of Incorporation; (v) upon the issuance of Preferred Stock, including Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles of Incorporation, will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles of Incorporation, and prior to any issuance of Preferred Stock, any required articles supplementary with respect to such Preferred Stock shall be filed for recordation with the appropriate governmental authorities; (vi) any Depositary Shares will be issued under a Depositary Agreement between the Company and the financial institution identified therein as Depositary and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) in accordance with applicable law and so as not to result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and the depositary receipts will be duly executed and delivered on behalf of the Company by the Depositary pursuant to any applicable Depositary Agreement; (vii) any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms; (viii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement, distribution agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) all Securities will be issued in compliance with applicable federal and state securities laws. in compliance with the Securities Act and the applicable rules and regulations thereunder; (x) that that the laws of the state of Delaware will be the governing law under any Depositary Shares, Warrants, Subscription Rights or Units, and the definitive agreements evidencing or governing such Securities; and (xi) the Company will remain a Delaware corporation.

Based upon the foregoing subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1.
With respect to Common Stock, including shares of Common Stock to be issued upon conversion or exercise of any Security that is convertible into or exercisable for Common Stock in accordance with the terms of such Security (including any Common Stock duly issued as a component of a Unit), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.
With respect to Preferred Stock, including shares of Preferred Stock to be issued upon conversion or exercise of any Security that is convertible into or exercisable for Preferred Stock in accordance with the terms of such Security (including any Preferred Stock duly issued as a component of a Unit),  the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
With respect to the Warrants for Common Stock or Preferred Stock (including any Warrants duly issued as a component of a Unit), when (a) a Warrant Agreement relating thereto has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrant Agreement and the Warrants will be validly issued and constitute legal, valid and binding obligations of the Company.

4.
With respect to Depositary Shares, when (a) a Depositary Agreement relating thereto has been duly authorized and validly executed and delivered by the Company and each party thereto, and (b) the Depositary Shares have been issued and delivered in accordance with the Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Agreement and the Depositary Shares will be validly issued, constitute legal, valid and binding obligations of the Company and entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Depositary Agreement pursuant to which they are issued.

Lee Enterprises, Incorporated
February 10, 2020

5.
With respect to Subscription Rights for Common Stock or Preferred Stock (including any Subscription Rights duly issued as a component of a Unit), when (a) a  Subscription Rights Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Subscription Rights have been established in accordance with the Subscription Rights Agreement, and (c) the Subscription Rights have been executed and delivered in accordance with the related Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, such Subscription Rights Agreement and Subscription Rights will be validly issues, constitute the legal, valid and binding obligations of the Company, and entitle the holders thereof to the rights specified in the Subscription Rights that they represent and in the Subscription Rights Agreement pursuant to which they are issued.

6.
With respect to the Units for Common Stock or Preferred Stock, when (a) a Unit Agreement has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement, and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable definitive purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, such Unit Agreement and the Units will be validly issued and constitute the legal, valid and binding obligations of the Company, and any and entitle the holders thereof to the rights specified in the Subscription Rights that they represent and in the Subscription Rights Agreement pursuant to which they are issued.

Insofar as the foregoing opinions related to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, receivership and similar laws relating to or affecting creditors’ rights generally and to equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States and the Delaware General Corporation Law. We are not engaged in practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained herein. This opinion is limited to the Delaware General Corporation Law as currently in effect and the facts as they currently exist, and we assume no obligation to update or supplement this opinion to reflect any events or state of facts which may hereafter come to our attention, or any changes in laws or any court decisions which may hereafter occur or be issued. We express no opinion as to any other laws, statutes, ordinances, rules, or regulations, including any state securities or “blue sky” laws or related regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein).

Lee Enterprises, Incorporated
February 10, 2020

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP